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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2003 relating to the consolidated financial statements and financial statement schedule of Mack-Cali Realty Corporation, which appears in Mack-Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
July 10, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS